Exhibit 4.1

NUMBER

PA

TRANSFER OF THIS CERTIFICATE IS RESTRICTED.
SEE LEGEND ON REVERSE SIDE.

Seacoast BANKING CORPORATION OF FLORIDA

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CUSIP 811707 40 5

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, $0.10 PAR VALUE, OF

SEACOAST BANKING CORPORATION OF FLORIDA

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and By-laws of the Corporation as now or hereafter amended, to all of which the holder hereof by acceptance hereby assents.

This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

SECRETARY

SEACOAST BANKING CORPORATION OF FLORIDA CORPORATE SEAL 1983

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY (Jersey City, NJ) TRANSFER AGENT

BY

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: DECEMBER 12, 2008 SEACOAST BANKING CORPORATION TSB 31626 FC
SALES: J. WEATHERLY 615-261-0610	OPERATOR: AP/KB
7 / LIVE JOBS / S / 31626 Seacoast FC	Rev. 1

OLORS SELECTED FOR PRINTING: . Intaglio prints in SC-3 dark green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____MAKE CHANGES AND SEND ANOTHER PROOF

©SECURITY COLUMBIAN UNITED STATES BANKNOTE CORPORATION

YOUR BANK NAME
THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANTTO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION.
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM —as tenants in commonUNIF TRAN MIN ACT—Custodian TEN ENT — as tenants by the entireties(Cust)(Minor)
JT TEN — as joint tenants with right ofunder Uniform Transfers to Minors survivorship and not as tenants Act in common(State)
Additional abbreviations may also be used though not in the above list.